Exhibit 10.2

Reed’s, Inc.

Board Observer Agreement

This agreement (the “Agreement”) is made effective as of January 24, 2025, by Reed’s, Inc., a Delaware corporation (the “Company”), and D&D Source of Life Holding Ltd., a company domiciled in the Cayman Islands (the “Investor”).

WHEREAS, the Investor is the Company’s majority stockholder; and

WHEREAS, the Company desires to provide the Investor with certain observation rights regarding the Company’s board of directors (the “Board”) and committees thereof (“Committees”), as further described, and subject to the terms and conditions set forth, herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Observer Rights.

1.1 The Company grants to the Investor the option and right to appoint a representative (the “Observer”) to attend all meetings (including telephonic or videoconference meetings and meetings held in executive session of the Board and all Committees in a non-voting, observer capacity; provided that any such representative shall have executed and delivered to the Company a copy of the Acknowledgment and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgment”). The Observer may participate fully in discussions of all matters brought to the Board or Committee, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any Committee; (ii) except for (and without limitation of) the obligations expressly set forth in this Agreement and the Acknowledgment, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; or (iii) have the right to propose or offer any motions or resolutions to the Board or Committees. Upon request, the Company shall allow the Observer to attend Board or Committee meetings by telephone or electronic communication. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum.

1.2 The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to Board members (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

1.3 Notwithstanding anything herein to the contrary, the Company may exclude the Observer from access to any Board Materials, meeting, or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its affiliate and its counsel; (ii) such Board Materials or discussion relates to the Company’s or its affiliates’ relationship, contractual or otherwise, with the Investor or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and the Investor or its affiliates; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound.

1.4 The parties agree that neither the Company nor its affiliates nor any member of the Board or Committee shall be entitled to rely on any statements or views expressed by the Observer in any Board or Committee meeting.

2. Confidential Information.

2.1 To the extent that any information obtained by the Observer from the Company (or any director, officer, employee, or agent thereof) is Confidential Information (as defined below), the Investor shall, and shall cause the Observer to, treat such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2.

2.2 As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company or its affiliates, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Observer in their role as Observer by the Company or any director, officer, employee, or agent of the Company (including all Board Material that is non-public information), together with all information discerned from, based on, or relating to any of the foregoing which may be prepared or created by the Observer, the Investor or any of its affiliates, or any of their respective directors, managers, officers, employees, agents, or advisors (each, a “Representative”); provided, however, that “Confidential Information” shall not include information that:

(a) is or becomes generally available to the public other than as a result of disclosure of such information by the Investor, any of its affiliates, any of their Representatives, or the Observer;

(b) is independently developed by the Investor, any of its affiliates, any of their Representatives, or the Observer without use of Confidential Information provided by the Company or by any director, officer, employee, or agent thereof;

(c) becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient’s knowledge, prohibited from disclosing such information to the Investor or any of its affiliates, any of their respective Representatives, or the Observer by any contractual, legal, or fiduciary obligation to the Company; or

(d) was known by the Investor, any of its affiliates, or the Observer prior to receipt from the Company or from any director, officer, employee, or agent thereof.

2.3 The Investor shall, and shall cause the Observer to (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Investor, its affiliates, or to any of its or their Representatives who (i) in the reasonable discretion of the Investor, have a need to know such information; and (ii) are informed of its confidential nature); and (c) use the Confidential Information solely in connection with (i) the Investor’s and Observer’s rights hereunder; or (ii) monitoring, reviewing, and analyzing the Investor’s investment in the Company and not for any other purpose; provided, however, that the foregoing shall not apply to the extent the Investor, its affiliates, any of its or their Representatives, or the Observer is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the written advice of its counsel, or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

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2.4 The Investor, on behalf of itself and the Observer, acknowledges that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of the Investor, any of its affiliates, their Representatives, or the Observer shall, by virtue of the Company’s disclosure of, or such person’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company. The Investor shall be responsible for any breach of this Section 2 by the Observer, any of its affiliates, or its or their Representatives.

2.5 The Investor agrees that, upon the request of the Company following a Termination (as defined below), it will (and will cause the Observer, its affiliates, and its and their Representatives to) promptly (a) return or destroy, at the Company’s option, all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (b) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Investor, its affiliates, and its and their Representatives (in each case, other than the Observer) may retain any electronic or written copies of Confidential Information as may be (i) stored on its electronic records or storage system resulting from automated back-up systems; (ii) required by law, other regulatory requirements, or internal document retention policies; or (iii) contained in board presentations or minutes of board meetings of the Investor or its affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

3. Expenses. The Company agrees to reimburse the Investor promptly for reasonable out-of-pocket expenses incurred in connection with the Observer’s attendance at Board and Committee meetings; provided that (i) all reimbursements payable by the Company pursuant to this Section 3 shall be payable in accordance with and subject to the Company’s policies and practices with respect to director expense reimbursement then in effect.

4. Indemnification; Advancement of Expenses. The Observer shall be entitled to indemnification and advancement of expenses from the Company to the same extent provided by the Company to its directors under the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. The Company acknowledges and agrees that the foregoing rights to indemnification and advancement of expenses constitute third-party rights extended to the Observer by the Company and do not constitute rights to indemnification or advancement as a result of the Observer serving as a director, officer, employee, or agent of the Company.

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5. Notices. Notices are to be delivered in writing, in the case of the Company, to its principal place of business or via email, Attention: Norman E. Snyder, Jr., Chief Executive Officer, and in the case of the Investor, to Genesis Building, 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, KY 1-1106, Attention: Qi Meng, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, three (3) days after deposit in the U.S. mail or upon receipt of email transmission.

6. Miscellaneous Provisions. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the parties hereto. This Agreement may not be assigned by the Investor. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

7. Remedies. The Company, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity. In the event that either party institutes any legal suit, action, or proceeding against the other party arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

8. Applicable Law; Venue. This Agreement, and any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Each party (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the courts located in the County of Fairfield, State of Connecticut; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the courts located in the County of Fairfield, State of Connecticut or in the United States District Court for the District of Connecticut and (d) irrevocably waives the right to trial by jury.

9. Termination. This Agreement shall terminate and be of no further force and effect (a “Termination”) upon the earlier of: (a) any failure of the Investor and its affiliates and permitted transferees in the aggregate to beneficially hold at least 25% of the issued and outstanding shares of common stock, $0.0001 per share, of the Company (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction); provided, that Section 2, Section 4, Section 6, Section 7, and Section 8 shall survive any such Termination.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Reed’s, Inc.		D&D Source of Life Holding Ltd.

		By:	Era Regenerative Medicine Limited
		Its:	Sole Shareholder

By:	Norman E. Snyder, Jr.	By:	/s/ Qi Meng
Name:	Norman E. Snyder, Jr.	Name:	Qi Meng
Title:	Chief Executive Officer	Title:	Authorized Signatory

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EXHIBIT A

ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

JANUARY 24, 2025

This Acknowledgment and Agreement to be Bound (“Acknowledgment”) is given by the undersigned as a representative designated by D&D Source of Life Holding Ltd. (the “Investor”) to act as the Observer pursuant to that certain Board Observer Agreement by and between Reed’s, Inc., a Delaware corporation (the “Company”) and the Investor dated as of the date hereof (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1. By execution of this Acknowledgment, the undersigned acknowledges and agrees:

1.1 That the undersigned has received and reviewed a copy of the Agreement and that the undersigned’s execution of this Acknowledgment is a condition precedent to their appointment as the Observer under the Agreement.

1.2 To treat any Confidential Information obtained by the undersigned from the Company or any Representative thereof in accordance with Section 2 of the Agreement.

1.3 That either the Investor or the undersigned may terminate the undersigned’s service as the Observer at any time, with or without cause. If the undersigned ceases to serve as the Observer, the undersigned shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (b) as promptly as practicable (but in any event not later than three business days thereafter) deliver all physical materials containing or consisting of Confidential Information in the undersigned’s possession or control to the Investor.

2. Upon the written request of the Company or the Investor, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such requesting party deems necessary to effect the purposes of this Acknowledgment.

3. No provision of this Acknowledgment may be amended, modified, or waived, except in a writing signed by the undersigned, the Company, and the Investor. The invalidity or unenforceability of any provision of this Acknowledgment shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgment is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgment may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

4. The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of the Agreement or this Acknowledgment by the undersigned and that, in the event of any such breach or threatened breach, (a) the Company or the Investor shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the undersigned will not plead in defense thereto that there would be an adequate remedy at law; and (c) the undersigned agrees to waive any applicable right or requirement that a bond be posted by the Company or the Investor. Such remedies will not be the exclusive remedies for any such breach, but will be in addition to all other remedies that may be available to the Company or the Investor at law or in equity.

5. Section 8 (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgment, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand, or other communication is given to the undersigned under this Acknowledgment, it shall be given to the undersigned at their address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and the Investor in accordance with Section 5 of the Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment as of the date first above written.

/s/ Yumin Dai
Yumin Dai
Address:

ACKNOWLEDGED AND ACCEPTED as of this January 24, 2025:

Reed’s, Inc.

By:	/s/ Norman E. Snyder. Jr.
Name:	Norman E. Snyder, Jr.
Title:	Chief Executive Officer

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